Exhibit (c)(17)

CONFIDENTIAL 27 JULY 2008 D R A F T DISCUSSION MATERIALS

D R A F T Disclaimer The information herein has been prepared by Lazard based upon information supplied by Tower Group, Inc. (the Company) and CastlePoint Holdings, Ltd. (CastlePoint) or publicly available information and portions of the information herein may be based upon certain statements, estimates and forecasts provided by the Company and CastlePoint with respect to the anticipated future performance of the Company and CastlePoint. We have relied upon the accuracy and completeness of the foregoing information, and have not assumed any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of the Company, CastlePoint or any other entity, or concerning solvency or fair value of the Company, CastlePoint or any other entity. With respect to financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management of the Company and CastlePoint to the future financial performance of the Company or CastlePoint. We assume no responsibility for and express no view as to such forecasts or the assumptions on which they are based. The information set forth herein is based upon economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof, unless indicated otherwise. These materials and the information contained herein are confidential and may not be disclosed publicly or made available to third parties without the prior written consent of Lazard; provided however, that you may disclose to any and all persons the U.S. federal income tax treatment and tax structure of the transaction described herein and the portions of these materials that relate to such tax treatment or structure. Lazard is acting as investment banker to the Special Committee of the Board of Directors of Tower Group, Inc. (the Special Committee), and will not be responsible for and will not provide any tax, accounting, actuarial, legal or other specialist advice.

IRS Circular 230 Disclosure: This memorandum was not intended or written to be used and it cannot be used, by any taxpayer for the purpose of avoiding penalties that may be imposed on the taxpayer under U.S. federal tax law.

D R A F T CONFIDENTIAL Table of Contents I SUMMARY COLLAR ANALYSIS 1 II ADDITIONAL COLLAR ANALYSIS 6

D R A F T I Summary Collar Analysis

D R A F T I SUMMARY COLLAR ANALYSIS Summary Collar Analysis Assumes $1.83 cash consideration, 0.5000x exchange ratio, cap of $24.00 and floor of $16.00 (midpoint of $20.00) Accretion/(Dilution) Tower Exchange Consideration EPS BVPS Share Price Ratio Stock Cash Total 2009E 2010E 12/31/08 (a) $26.00 0.4615x $12.00 $1.83 $13.83 (3%) 2% 18% 25.50 0.4706 12.00 1.83 13.83 (4%) 1% 18% 25.00 0.4800 12.00 1.83 13.83 (5%) (0%) 19% 24.50 0.4898 12.00 1.83 13.83 (6%) (1%) 19% 24.00 0.5000 12.00 1.83 13.83 (7%) (2%) 19% 23.50 0.5000 11.75 1.83 13.58 (7%) (2%) 19% 23.00 0.5000 11.50 1.83 13.33 (7%) (2%) 19% 22.50 0.5000 11.25 1.83 13.08 (7%) (2%) 19% 22.00 0.5000 11.00 1.83 12.83 (7%) (2%) 19% 21.50 0.5000 10.75 1.83 12.58 (7%) (2%) 19% 21.00 0.5000 10.50 1.83 12.33 (7%) (2%) 19% 20.50 0.5000 10.25 1.83 12.08 (7%) (2%) 19% 20.00 0.5000 10.00 1.83 11.83 (7%) (2%) 19% 19.50 0.5000 9.75 1.83 11.58 (7%) (2%) 19% 19.00 0.5000 9.50 1.83 11.33 (7%) (2%) 19% 18.50 0.5000 9.25 1.83 11.08 (7%) (2%) 19% 18.00 0.5000 9.00 1.83 10.83 (7%) (2%) 19% 17.50 0.5000 8.75 1.83 10.58 (7%) (2%) 19% 17.00 0.5000 8.50 1.83 10.33 (7%) (2%) 19% 16.50 0.5000 8.25 1.83 10.08 (7%) (2%) 19% 16.00 0.5000 8.00 1.83 9.83 (7%) (2%) 19% 15.50 0.5161 8.00 1.83 9.83 (8%) (3%) 19% 15.00 0.5333 8.00 1.83 9.83 (9%) (5%) 20% 14.50 0.5517 8.00 1.83 9.83 (11%) (6%) 20% 14.00 0.5714 8.00 1.83 9.83 (12%) (8%) 21% (a) Book value per share assumes issuance at current Traveler share price of $22.08. 1

D R A F T I SUMMARY COLLAR ANALYSIS Summary Collar Analysis (cont'd) Assumes $1.83 cash consideration, 0.4900x exchange ratio, cap of $24.50 and floor of $19.00 (midpoint of $21.75) Accretion/(Dilution) Tower Exchange Consideration EPS BVPS Share Price Ratio Stock Cash Total 2009E 2010E 12/31/08 (a) $26.00 0.4617x $12.01 $1.83 $13.84 (3%) 2% 18% 25.50 0.4708 12.01 1.83 13.84 (4%) 1% 18% 25.00 0.4802 12.01 1.83 13.84 (5%) (0%) 19% 24.50 0.4900 12.01 1.83 13.84 (6%) (1%) 19% 24.00 0.4900 11.76 1.83 13.59 (6%) (1%) 19% 23.50 0.4900 11.52 1.83 13.35 (6%) (1%) 19% 23.00 0.4900 11.27 1.83 13.10 (6%) (1%) 19% 22.50 0.4900 11.03 1.83 12.86 (6%) (1%) 19% 22.00 0.4900 10.78 1.83 12.61 (6%) (1%) 19% 21.50 0.4900 10.54 1.83 12.37 (6%) (1%) 19% 21.00 0.4900 10.29 1.83 12.12 (6%) (1%) 19% 20.50 0.4900 10.05 1.83 11.88 (6%) (1%) 19% 20.00 0.4900 9.80 1.83 11.63 (6%) (1%) 19% 19.50 0.4900 9.56 1.83 11.39 (6%) (1%) 19% 19.00 0.4900 9.31 1.83 11.14 (6%) (1%) 19% 18.50 0.5032 9.31 1.83 11.14 (7%) (2%) 19% 18.00 0.5172 9.31 1.83 11.14 (8%) (3%) 20% 17.50 0.5320 9.31 1.83 11.14 (9%) (4%) 20% 17.00 0.5476 9.31 1.83 11.14 (10%) (6%) 20% 16.50 0.5642 9.31 1.83 11.14 (12%) (7%) 20% 16.00 0.5819 9.31 1.83 11.14 (13%) (8%) 21% 15.50 0.6006 9.31 1.83 11.14 (14%) (10%) 21% 15.00 0.6207 9.31 1.83 11.14 (16%) (11%) 22% 14.50 0.6421 9.31 1.83 11.14 (17%) (13%) 22% 14.00 0.6650 9.31 1.83 11.14 (18%) (14%) 22% (a) Book value per share assumes issuance at current Traveler share price of $22.08. 2

D R A F T I SUMMARY COLLAR ANALYSIS Summary Collar Analysis (cont'd) Assumes $1.83 cash consideration, 0.4800x exchange ratio, cap of $25.00 and floor of $17.50 (midpoint of $21.25) Accretion/(Dilution) Tower Exchange Consideration EPS BVPS Share Price Ratio Stock Cash Total 2009E 2010E 12/31/08 (a) $26.00 0.4615x $12.00 $1.83 $13.83 (3%) 2% 18% 25.50 0.4706 12.00 1.83 13.83 (4%) 1% 18% 25.00 0.4800 12.00 1.83 13.83 (5%) 0% 19% 24.50 0.4800 11.76 1.83 13.59 (5%) 0% 19% 24.00 0.4800 11.52 1.83 13.35 (5%) 0% 19% 23.50 0.4800 11.28 1.83 13.11 (5%) 0% 19% 23.00 0.4800 11.04 1.83 12.87 (5%) 0% 19% 22.50 0.4800 10.80 1.83 12.63 (5%) 0% 19% 22.00 0.4800 10.56 1.83 12.39 (5%) 0% 19% 21.50 0.4800 10.32 1.83 12.15 (5%) 0% 19% 21.00 0.4800 10.08 1.83 11.91 (5%) 0% 19% 20.50 0.4800 9.84 1.83 11.67 (5%) 0% 19% 20.00 0.4800 9.60 1.83 11.43 (5%) 0% 19% 19.50 0.4800 9.36 1.83 11.19 (5%) 0% 19% 19.00 0.4800 9.12 1.83 10.95 (5%) 0% 19% 18.50 0.4800 8.88 1.83 10.71 (5%) 0% 19% 18.00 0.4800 8.64 1.83 10.47 (5%) 0% 19% 17.50 0.4800 8.40 1.83 10.23 (5%) 0% 19% 17.00 0.4941 8.40 1.83 10.23 (6%) (1%) 19% 16.50 0.5091 8.40 1.83 10.23 (7%) (2%) 19% 16.00 0.5250 8.40 1.83 10.23 (9%) (4%) 20% 15.50 0.5419 8.40 1.83 10.23 (10%) (5%) 20% 15.00 0.5600 8.40 1.83 10.23 (11%) (7%) 20% 14.50 0.5793 8.40 1.83 10.23 (13%) (8%) 21% 14.00 0.6000 8.40 1.83 10.23 (14%) (10%) 21% (a) Book value per share assumes issuance at current Traveler share price of $22.08. 3

D R A F T I SUMMARY COLLAR ANALYSIS Summary Collar Analysis (cont'd) Assumes $1.83 cash consideration, 0.4700x exchange ratio, cap of $25.50 and floor of $18.00 (midpoint of $21.75) Accretion/(Dilution) Tower Exchange Consideration EPS BVPS Share Price Ratio Stock Cash Total 2009E 2010E 12/31/08 (a) $26.00 0.4610x $11.99 $1.83 $13.82 (3%) 2% 18% 25.50 0.4700 11.99 1.83 13.82 (4%) 1% 18% 25.00 0.4700 11.75 1.83 13.58 (4%) 1% 18% 24.50 0.4700 11.52 1.83 13.35 (4%) 1% 18% 24.00 0.4700 11.28 1.83 13.11 (4%) 1% 18% 23.50 0.4700 11.05 1.83 12.88 (4%) 1% 18% 23.00 0.4700 10.81 1.83 12.64 (4%) 1% 18% 22.50 0.4700 10.58 1.83 12.41 (4%) 1% 18% 22.00 0.4700 10.34 1.83 12.17 (4%) 1% 18% 21.50 0.4700 10.11 1.83 11.94 (4%) 1% 18% 21.00 0.4700 9.87 1.83 11.70 (4%) 1% 18% 20.50 0.4700 9.64 1.83 11.47 (4%) 1% 18% 20.00 0.4700 9.40 1.83 11.23 (4%) 1% 18% 19.50 0.4700 9.17 1.83 11.00 (4%) 1% 18% 19.00 0.4700 8.93 1.83 10.76 (4%) 1% 18% 18.50 0.4700 8.70 1.83 10.53 (4%) 1% 18% 18.00 0.4700 8.46 1.83 10.29 (4%) 1% 18% 17.50 0.4834 8.46 1.83 10.29 (5%) (0%) 19% 17.00 0.4976 8.46 1.83 10.29 (6%) (1%) 19% 16.50 0.5127 8.46 1.83 10.29 (8%) (3%) 19% 16.00 0.5288 8.46 1.83 10.29 (9%) (4%) 20% 15.50 0.5458 8.46 1.83 10.29 (10%) (5%) 20% 15.00 0.5640 8.46 1.83 10.29 (11%) (7%) 20% 14.50 0.5834 8.46 1.83 10.29 (13%) (8%) 21% 14.00 0.6043 8.46 1.83 10.29 (14%) (10%) 21% (a) Book value per share assumes issuance at current Traveler share price of $22.08. 4

D R A F T I SUMMARY COLLAR ANALYSIS Summary Collar Analysis (cont'd) Assumes $1.00 cash consideration, 0.5000x exchange ratio, cap of $25.50 and floor of $19.00 (midpoint of $22.25) Accretion/(Dilution) Tower Exchange Consideration EPS BVPS Share Price Ratio Stock Cash Total 2009E 2010E 12/31/08 (a) $26.00 0.4904x $12.75 $1.00 $13.75 (4%) 0% 19% 25.50 0.5000 12.75 1.00 13.75 (5%) (0%) 19% 25.00 0.5000 12.50 1.00 13.50 (5%) (0%) 19% 24.50 0.5000 12.25 1.00 13.25 (5%) (0%) 19% 24.00 0.5000 12.00 1.00 13.00 (5%) (0%) 19% 23.50 0.5000 11.75 1.00 12.75 (5%) (0%) 19% 23.00 0.5000 11.50 1.00 12.50 (5%) (0%) 19% 22.50 0.5000 11.25 1.00 12.25 (5%) (0%) 19% 22.00 0.5000 11.00 1.00 12.00 (5%) (0%) 19% 21.50 0.5000 10.75 1.00 11.75 (5%) (0%) 19% 21.00 0.5000 10.50 1.00 11.50 (5%) (0%) 19% 20.50 0.5000 10.25 1.00 11.25 (5%) (0%) 19% 20.00 0.5000 10.00 1.00 11.00 (5%) (0%) 19% 19.50 0.5000 9.75 1.00 10.75 (5%) (0%) 19% 19.00 0.5000 9.50 1.00 10.50 (5%) (0%) 19% 18.50 0.5135 9.50 1.00 10.50 (6%) (2%) 19% 18.00 0.5278 9.50 1.00 10.50 (7%) (3%) 20% 17.50 0.5429 9.50 1.00 10.50 (9%) (4%) 20% 17.00 0.5588 9.50 1.00 10.50 (10%) (5%) 20% 16.50 0.5758 9.50 1.00 10.50 (11%) (7%) 21% 16.00 0.5938 9.50 1.00 10.50 (12%) (8%) 21% 15.50 0.6129 9.50 1.00 10.50 (14%) (9%) 21% 15.00 0.6333 9.50 1.00 10.50 (15%) (11%) 22% 14.50 0.6552 9.50 1.00 10.50 (17%) (12%) 22% 14.00 0.6786 9.50 1.00 10.50 (18%) (14%) 22% (a) Book value per share assumes issuance at current Traveler share price of $22.08. 5

D R A F T II Additional Collar Analysis

D R A F T II ADDITIONAL COLLAR ANALYSIS Additional Collar Analysis $1.83 Cash per Share $1.00 Cash per Share 0.5000x 0.4900x 0.4800x 0.4700x 0.5000x Tower Exchange Total Exchange Total Exchange Total Exchange Total Exchange Total Share Price Ratio Consid. Ratio Consid. Ratio Consid. Ratio Consid. Ratio Consid. $26.00 0.4615x $13.83 0.4617x $13.84 0.4615x $13.83 0.4610x $13.82 0.4904x $13.75 25.50 0.4706 13.83 0.4708 13.84 0.4706 13.83 0.4700 13.82 0.5000 13.75 25.00 0.4800 13.83 0.4802 13.84 0.4800 13.83 0.4700 13.58 0.5000 13.50 24.50 0.4898 13.83 0.4900 13.84 0.4800 13.59 0.4700 13.35 0.5000 13.25 24.00 0.5000 13.83 0.4900 13.59 0.4800 13.35 0.4700 13.11 0.5000 13.00 23.50 0.5000 13.58 0.4900 13.35 0.4800 13.11 0.4700 12.88 0.5000 12.75 23.00 0.5000 13.33 0.4900 13.10 0.4800 12.87 0.4700 12.64 0.5000 12.50 22.50 0.5000 13.08 0.4900 12.86 0.4800 12.63 0.4700 12.41 0.5000 12.25 22.00 0.5000 12.83 0.4900 12.61 0.4800 12.39 0.4700 12.17 0.5000 12.00 21.50 0.5000 12.58 0.4900 12.37 0.4800 12.15 0.4700 11.94 0.5000 11.75 21.00 0.5000 12.33 0.4900 12.12 0.4800 11.91 0.4700 11.70 0.5000 11.50 20.50 0.5000 12.08 0.4900 11.88 0.4800 11.67 0.4700 11.47 0.5000 11.25 20.00 0.5000 11.83 0.4900 11.63 0.4800 11.43 0.4700 11.23 0.5000 11.00 19.50 0.5000 11.58 0.4900 11.39 0.4800 11.19 0.4700 11.00 0.5000 10.75 19.00 0.5000 11.33 0.4900 11.14 0.4800 10.95 0.4700 10.76 0.5000 10.50 18.50 0.5000 11.08 0.5032 11.14 0.4800 10.71 0.4700 10.53 0.5135 10.50 18.00 0.5000 10.83 0.5172 11.14 0.4800 10.47 0.4700 10.29 0.5278 10.50 17.50 0.5000 10.58 0.5320 11.14 0.4800 10.23 0.4834 10.29 0.5429 10.50 17.00 0.5000 10.33 0.5476 11.14 0.4941 10.23 0.4976 10.29 0.5588 10.50 16.50 0.5000 10.08 0.5642 11.14 0.5091 10.23 0.5127 10.29 0.5758 10.50 16.00 0.5000 9.83 0.5819 11.14 0.5250 10.23 0.5288 10.29 0.5938 10.50 15.50 0.5161 9.83 0.6006 11.14 0.5419 10.23 0.5458 10.29 0.6129 10.50 15.00 0.5333 9.83 0.6207 11.14 0.5600 10.23 0.5640 10.29 0.6333 10.50 14.50 0.5517 9.83 0.6421 11.14 0.5793 10.23 0.5834 10.29 0.6552 10.50 14.00 0.5714 9.83 0.6650 11.14 0.6000 10.23 0.6043 10.29 0.6786 10.50 Cap $24.00 $24.50 $25.00 $25.50 $25.50 Floor 16.00 19.00 17.50 18.00 19.00 Midpoint 20.00 21.75 21.25 21.75 22.25 6

D R A F T II ADDITIONAL COLLAR ANALYSIS Additional Collar Analysis (cont'd) $1.83 Cash per Share $1.00 Cash per Share 0.5000x 0.4900x 0.4800x 0.4700x 0.5000x Tower Accretion/(Dilution) Accretion/(Dilution) Accretion/(Dilution) Accretion/(Dilution) Accretion/(Dilution) Share Price 2009E EPS 2010E EPS 2009E EPS 2010E EPS 2009E EPS 2010E EPS 2009E EPS 2010E EPS  $26.00 (3%) 2% (3%) 2% (3%) 2% (3%) 2% (4%) 0% 25.50 (4%) 1% (4%) 1% (4%) 1% (4%) 1% (5%) (0%) 25.00 (5%) (0%) (5%) (0%) (5%) 0% (4%) 1% (5%) (0%) 24.50 (6%) (1%) (6%) (1%) (5%) 0% (4%) 1% (5%) (0%) 24.00 (7%) (2%) (6%) (1%) (5%) 0% (4%) 1% (5%) (0%) 23.50 (7%) (2%) (6%) (1%) (5%) 0% (4%) 1% (5%) (0%) 23.00 (7%) (2%) (6%) (1%) (5%) 0% (4%) 1% (5%) (0%) 22.50 (7%) (2%) (6%) (1%) (5%) 0% (4%) 1% (5%) (0%) 22.00 (7%) (2%) (6%) (1%) (5%) 0% (4%) 1% (5%) (0%) 21.50 (7%) (2%) (6%) (1%) (5%) 0% (4%) 1% (5%) (0%) 21.00 (7%) (2%) (6%) (1%) (5%) 0% (4%) 1% (5%) (0%) 20.50 (7%) (2%) (6%) (1%) (5%) 0% (4%) 1% (5%) (0%) 20.00 (7%) (2%) (6%) (1%) (5%) 0% (4%) 1% (5%) (0%) 19.50 (7%) (2%) (6%) (1%) (5%) 0% (4%) 1% (5%) (0%) 19.00 (7%) (2%) (6%) (1%) (5%) 0% (4%) 1% (5%) (0%) 18.50 (7%) (2%) (7%) (2%) (5%) 0% (4%) 1% (6%) (2%) 18.00 (7%) (2%) (8%) (3%) (5%) 0% (4%) 1% (7%) (3%) 17.50 (7%) (2%) (9%) (4%) (5%) 0% (5%) (0%) (9%) (4%) 17.00 (7%) (2%) (10%) (6%) (6%) (1%) (6%) (1%) (10%) (5%) 16.50 (7%) (2%) (12%) (7%) (7%) (2%) (8%) (3%) (11%) (7%) 16.00 (7%) (2%) (13%) (8%) (9%) (4%) (9%) (4%) (12%) (8%) 15.50 (8%) (3%) (14%) (10%) (10%) (5%) (10%) (5%) (14%) (9%) 15.00 (9%) (5%) (16%) (11%) (11%) (7%) (11%) (7%) (15%) (11%) 14.50 (11%) (6%) (17%) (13%) (13%) (8%) (13%) (8%) (17%) (12%) 14.00 (12%) (8%) (18%) (14%) (14%) (10%) (14%) (10%) (18%) (14%) Cap $24.00 $24.50 $25.00 $25.50 $25.50 Floor 16.00 19.00 17.50 18.00 19.00 Midpoint 20.00 21.75 21.25 21.75 22.25 7

D R A F T II ADDITIONAL COLLAR ANALYSIS  Comparison to 0.5000x Exchange Ratio + $1.83 Cash per Share $1.83 Cash per Share $1.00 Cash per Share 0.4900x 0.4800x 0.4700x 0.5000x 0.5000x Change Change Change Change Tower Total 2010E EPS Total 2010E EPS Total 2010E EPS Total 2010E EPS Total 2010E EPS Share Price Consid. Acc./(Dil.) Consid. Acc./(Dil.) Consid. Acc./(Dil.) Consid. Acc./(Dil.) Consid. Acc./(Dil.) $26.00 $13.83 2% $0.01 0% $0.00 0% ($0.02) 0% ($0.08) (1%) 25.50 13.83 1% 0.01 0% 0.00 0% (0.02) 0% (0.08) (1%) 25.00 13.83 (0%) 0.01 0% 0.00 0% (0.25) 1% (0.33) (0%) 24.50 13.83 (1%) 0.01 0% (0.24) 1% (0.48) 2% (0.58) 0% 24.00 13.83 (2%) (0.24) 1% (0.48) 2% (0.72) 3% (0.83) 1% 23.50 13.58 (2%) (0.23) 1% (0.47) 2% (0.71) 3% (0.83) 1% 23.00 13.33 (2%) (0.23) 1% (0.46) 2% (0.69) 3% (0.83) 1% 22.50 13.08 (2%) (0.23) 1% (0.45) 2% (0.68) 3% (0.83) 1% 22.00 12.83 (2%) (0.22) 1% (0.44) 2% (0.66) 3% (0.83) 1% 21.50 12.58 (2%) (0.22) 1% (0.43) 2% (0.65) 3% (0.83) 1% 21.00 12.33 (2%) (0.21) 1% (0.42) 2% (0.63) 3% (0.83) 1% 20.50 12.08 (2%) (0.21) 1% (0.41) 2% (0.62) 3% (0.83) 1% 20.00 11.83 (2%) (0.20) 1% (0.40) 2% (0.60) 3% (0.83) 1% 19.50 11.58 (2%) (0.20) 1% (0.39) 2% (0.59) 3% (0.83) 1% 19.00 11.33 (2%) (0.19) 1% (0.38) 2% (0.57) 3% (0.83) 1% 18.50 11.08 (2%) 0.06 (0%) (0.37) 2% (0.56) 3% (0.58) 0% 18.00 10.83 (2%) 0.31 (1%) (0.36) 2% (0.54) 3% (0.33) (1%) 17.50 10.58 (2%) 0.56 (3%) (0.35) 2% (0.29) 2% (0.08) (2%) 17.00 10.33 (2%) 0.81 (4%) (0.10) 1% (0.04) 0% 0.17 (4%) 16.50 10.08 (2%) 1.06 (5%) 0.15 (1%) 0.21 (1%) 0.42 (5%) 16.00 9.83 (2%) 1.31 (6%) 0.40 (2%) 0.46 (2%) 0.67 (6%) 15.50 9.83 (3%) 1.31 (7%) 0.40 (2%) 0.46 (2%) 0.67 (6%) 15.00 9.83 (5%) 1.31 (7%) 0.40 (2%) 0.46 (2%) 0.67 (6%) 14.50 9.83 (6%) 1.31 (7%) 0.40 (2%) 0.46 (2%) 0.67 (6%) 14.00 9.83 (8%) 1.31 (7%) 0.40 (2%) 0.46 (2%) 0.67 (6%) Cap $24.00 $24.50 $25.00 $25.50 $25.50 Floor 16.00 19.00 17.50 18.00 19.00 Midpoint 20.00 21.75 21.25 21.75 22.25 8